                                                                         ANNEX A
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                           BAXTER INTERNATIONAL INC.,
                         BAXTER CVG SERVICES III, INC.
                                      AND
                             RESEARCH MEDICAL, INC.

                          DATED AS OF DECEMBER 3, 1996

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                            ---------
ARTICLE I  THE MERGER.....................................................................................        A-1

  Section 1.1      The Merger.............................................................................        A-1
  Section 1.2      Effective Time of the Merger...........................................................        A-1

ARTICLE II  THE SURVIVING CORPORATION.....................................................................        A-1

  Section 2.1      Articles of Incorporation..............................................................        A-1
  Section 2.2      Bylaws.................................................................................        A-1
  Section 2.3      Directors and Officers of Surviving Corporation........................................        A-1

ARTICLE III  CONVERSION OF SHARES.........................................................................        A-2

  Section 3.1      Merger Consideration...................................................................        A-2
  Section 3.2      Exchange of Certificates Representing Shares...........................................        A-2
  Section 3.3      Dividends..............................................................................        A-3
  Section 3.4      No Fractional Shares...................................................................        A-3
  Section 3.5      Closing of Company Transfer Books......................................................        A-3
  Section 3.6      Unclaimed Amounts......................................................................        A-3
  Section 3.7      Lost Certificates......................................................................        A-3
  Section 3.8      Closing................................................................................        A-4
  Section 3.9      Shareholders' Meeting..................................................................        A-4

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................................................        A-4

  Section 4.1      Organization and Qualification; Subsidiaries...........................................        A-4
  Section 4.2      Capitalization.........................................................................        A-5
  Section 4.3      Authority..............................................................................        A-6
  Section 4.4      Consents and Approvals; No Violation...................................................        A-6
  Section 4.5      Company SEC Reports....................................................................        A-7
  Section 4.6      Financial Statements...................................................................        A-7
  Section 4.7      Absence of Undisclosed Liabilities.....................................................        A-8
  Section 4.8      Absence of Certain Changes.............................................................        A-8
  Section 4.9      Taxes..................................................................................        A-8
  Section 4.10     Litigation.............................................................................        A-9
  Section 4.11     Employee Benefit Plans; ERISA..........................................................        A-9
  Section 4.12     Environmental Matters..................................................................       A-11
  Section 4.13     Compliance with Applicable Laws........................................................       A-12
  Section 4.14     Material Contracts.....................................................................       A-12
  Section 4.15     Intellectual Property Rights...........................................................       A-13
  Section 4.16     Fraud and Abuse........................................................................       A-14
  Section 4.17     Insurance..............................................................................       A-15
  Section 4.18     Opinion of Financial Advisor...........................................................       A-15
  Section 4.19     Utah Law...............................................................................       A-15
  Section 4.20     Company Disclosure.....................................................................       A-15
  Section 4.21     Patent Opinion.........................................................................       A-15
  Section 4.22     Labor Matters..........................................................................       A-15
  Section 4.23     WARN Act...............................................................................       A-16
  Section 4.24     Transactions with Related Parties......................................................       A-16
  Section 4.25     Suppliers and Customers................................................................       A-16
  Section 4.26     Accounts Receivable....................................................................       A-16
  Section 4.27     Absence of Certain Payments............................................................       A-16

                                                                                                              PAGE
                                                                                                            ---------
  Section 4.28     Title to Properties; Absence of Liens and Encumbrances; Condition of Equipment;
                     Condition of Inventory...............................................................       A-17
  Section 4.29     FDA Matters............................................................................       A-17

ARTICLE V  REPRESENTATIONS AND WARRANTIES OF BAXTER AND PURCHASER.........................................
                                                                                                                 A-17

  Section 5.1      Organization...........................................................................       A-18
  Section 5.2      Capitalization; Registration Rights....................................................       A-18
  Section 5.3      Authority..............................................................................       A-18
  Section 5.4      Consent and Approvals; No Violation....................................................       A-18
  Section 5.5      Purchaser's Operations.................................................................       A-19
  Section 5.6      No Shares Owned by Baxter, Purchaser or Affiliates.....................................       A-19
  Section 5.7      Baxter SEC Reports.....................................................................       A-19
  Section 5.8      Baxter Disclosure......................................................................       A-19
  Section 5.9      Baxter Financial Statements............................................................       A-20

ARTICLE VI  COVENANTS OF THE COMPANY......................................................................       A-20

  Section 6.1      Ordinary Course........................................................................       A-20
  Section 6.2      Advice of Changes......................................................................       A-21
  Section 6.3      Rule 145 Affiliates....................................................................       A-22
  Section 6.4      No Solicitation........................................................................       A-22
  Section 6.5      No WARN Act Activities.................................................................       A-22
  Section 6.6      Termination of Employee Stock Purchase Plan............................................       A-23

ARTICLE VII  COVENANTS OF BAXTER AND PURCHASER............................................................       A-23

  Section 7.1      Directors' and Officers' Indemnification and Insurance.................................       A-23
  Section 7.2      Continuation of Operations.............................................................       A-24
  Section 7.3      NYSE Listing...........................................................................       A-24
  Section 7.4      Baxter Public Information..............................................................       A-24
  Section 7.5      Employee Benefits......................................................................       A-24
  Section 7.6      Third Party Beneficiaries..............................................................       A-24
  Section 7.7      Employment Offer.......................................................................       A-24

ARTICLE VIII  MUTUAL COVENANTS............................................................................       A-24

  Section 8.1      Access to Information; Confidentiality.................................................       A-24
  Section 8.2      HSR Act................................................................................       A-25
  Section 8.3      Consents and Approvals.................................................................       A-25
  Section 8.4      Notification of Certain Matters........................................................       A-26
  Section 8.5      Brokers or Finders.....................................................................       A-26
  Section 8.6      Publicity..............................................................................       A-26
  Section 8.7      Registration Statement.................................................................       A-26
  Section 8.8      Additional Agreements..................................................................       A-27
  Section 8.9      Tax-Free Reorganization................................................................       A-27
  Section 8.10     Pre-Closing Adjustments................................................................       A-27

ARTICLE IX  CONDITIONS TO CONSUMMATION OF THE MERGER......................................................       A-28

  Section 9.1      Conditions to Each Party's Obligation to Effect the Merger.............................       A-28
  Section 9.2      Conditions of Obligations of Baxter and Purchaser......................................       A-28
  Section 9.3      Conditions of Obligations of the Company...............................................       A-29

                                                                                                              PAGE
                                                                                                            ---------
ARTICLE X  TERMINATION, AMENDMENT AND WAIVER..............................................................       A-30

  Section 10.1     Termination............................................................................       A-30
  Section 10.2     Effect of Termination and Abandonment..................................................       A-31

ARTICLE XI  GENERAL PROVISIONS............................................................................       A-31

  Section 11.1     Fees and Expenses......................................................................       A-31
  Section 11.2     Amendment and Modification.............................................................       A-31
  Section 11.3     Nonsurvival of Representations and Warranties..........................................       A-31
  Section 11.4     Notices................................................................................       A-31
  Section 11.5     Definitions; Interpretation............................................................       A-32
  Section 11.6     Counterparts...........................................................................       A-32
  Section 11.7     Entire Agreement; No Third Party Beneficiaries.........................................       A-32
  Section 11.8     Severability...........................................................................       A-33
  Section 11.9     Governing Law..........................................................................       A-33
  Section 11.10    Assignment.............................................................................       A-33

EXHIBIT 4.21--Patent Opinion
EXHIBIT 6.3--Rule 145 Affiliate Agreement.................................................................          A
EXHIBIT 9.2(d)(i)--Company Officers Certificate...........................................................          B
EXHIBIT 9.2(d)(ii)--Company Secretary's Certificate.......................................................          C
EXHIBIT 9.2(f)(i)--Company In-House Counsel Opinion.......................................................          D
EXHIBIT 9.2(f)(ii)--Ray, Quinney & Nebeker Opinion........................................................          E
SCHEDULE 9.2(g)--Employment Agreements....................................................................          F
EXHIBIT 9.2(g).A--Employment Agreement of Gary L. Crocker.................................................          G
EXHIBIT 9.2(g).B--Employment Agreement of Other Executives................................................          H
EXHIBIT 9.2(g).C--Retention Bonus Agreement of Mark Winn..................................................          I
SCHEDULE 9.2(h)--Stock Options............................................................................          J
EXHIBIT 9.3(d)(i)--Baxter Officer's Certificate...........................................................          K
EXHIBIT 9.3(d)(ii)--Baxter Secretary's Certificate........................................................          L
EXHIBIT 9.3(e)(i)--Baxter In-House Counsel Opinion........................................................          M
EXHIBIT 9.3(e)(ii)--SASMF Opinion.........................................................................          N

                          AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER, dated as of December 3, 1996, by and among Baxter International Inc., a Delaware corporation ("Baxter"), Baxter CVG Services III, Inc., a Utah corporation and a wholly owned subsidiary of Baxter ("Purchaser"), and Research Medical, Inc., a Utah corporation (the "Company").

    WHEREAS, the respective Boards of Directors of Baxter, Purchaser and the Company have approved the merger (the "Merger") of Purchaser into the Company, upon the terms and subject to the conditions set forth in this Agreement;

    NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I
                                   THE MERGER

    Section 1.1 THE MERGER. Upon the terms and subject to the conditions hereof, at the Effective Time (as defined in Section 1.2 hereof), Purchaser shall be merged with and into the Company and the separate corporate existence of Purchaser shall thereupon cease, and the Company shall be the surviving corporation in the Merger (the "Surviving Corporation") and all of its rights, privileges, powers, immunities, purposes and franchises shall continue unaffected by the Merger. The Merger shall have the effects set forth in Section 16-10a-1106 of the Utah Business Corporation Act (the "UBCA").

    Section 1.2 EFFECTIVE TIME OF THE MERGER. The Merger shall become effective when properly executed Articles of Merger meeting the requirements of
Section 16-10a-1105 of the UBCA are duly filed with the Utah Division of Corporations and Commercial Code or at such later time as the parties hereto shall have designated in such filing as the Effective Time of the Merger (the "Effective Time"), which filing shall be made as soon as practicable after the closing of the transactions contemplated by this Agreement in accordance with
Section 3.8 hereof.

                                   ARTICLE II
                           THE SURVIVING CORPORATION

    Section 2.1 ARTICLES OF INCORPORATION. The Articles of Incorporation of the Purchaser as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation.

    Section 2.2 BYLAWS. The Bylaws of Purchaser as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation.

    Section 2.3 DIRECTORS AND OFFICERS OF SURVIVING CORPORATION. (a) The directors of Purchaser immediately prior to the Effective Time shall be the directors of the Surviving Corporation as of the Effective Time.

    (b) The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation as of the Effective Time and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Articles of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by law.

                                  ARTICLE III
                              CONVERSION OF SHARES

    Section 3.1 MERGER CONSIDERATION. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

    (a) Each share of Company Common Stock (as hereinafter defined) owned by any wholly owned subsidiary of the Company and each share of Company Common Stock held by Baxter, or any subsidiary of Baxter shall be cancelled and retired and cease to exist and no consideration shall be delivered in exchange therefor.

    (b) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, other than Company Common Stock to be canceled in accordance with Section 3.1(a) (the "Shares") shall be converted into the right to receive (the "Merger Consideration") the fraction of a share of Common Stock, par value $1 per share of Baxter ("Baxter Shares"), the numerator of which fraction shall be (i) $23.50, and the denominator of which shall be (ii) the Baxter Stock Price (as defined herein). All such Shares, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate formerly representing any such Shares (each, a "Certificate") shall cease to have any rights with respect thereto, except to receive the Merger Consideration, without interest upon surrender of such Certificates.

    (c) For purposes of calculating the Merger Consideration, the "Baxter Stock Price" shall be an amount equal to the average closing sale price of a Baxter Share on the New York Stock Exchange ("NYSE"), as such closing sale price shall be reported in THE WALL STREET JOURNAL or, if not available, such other authoritative publication as may be reasonably selected by Baxter, for the ten
(10) consecutive trading days ending on and including the second trading day prior to the date of the Special Meeting (as defined herein) at which this Agreement is approved.

    (d) Immediately prior to the Effective Time, each outstanding employee and director option (individually, an "Option") outstanding at the Effective Time granted under the Company's (i) Long-Term Equity Based Incentive Plan, (ii) Non-Employee Director Stock Option and SAR Plan, (iii) 1994 Supplemental Equity Based Incentive Plan and (iv) any other stock option plan or arrangement of the Company or any Subsidiary (as defined herein) of the Company (collectively, the "Company Stock Option Plans"), shall, whether vested or unvested, by virtue of the Merger and without any further action on the part of the Company or the holder of such Option, be cancelled in consideration for payment by the Company, at or immediately prior to the Effective Time, to the holder of such Option an amount in cash equal to (i) the product of (A) the Merger Consideration (expressed as a fraction), (B) the Baxter Stock Price, and (C) the number of Shares subject to such Option, less (ii) the aggregate exercise price of such Option.

    (e) Each share of common stock, par value $.01 per share, of Purchaser issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of Common Stock of the Surviving Corporation.

    Section 3.2 EXCHANGE OF CERTIFICATES REPRESENTING SHARES. (a) On the date of the Effective Time, Baxter shall deposit, or shall cause to be deposited, with an exchange agent selected by Baxter and reasonably satisfactory to the Company (the "Exchange Agent"), for the benefit of the holders of Shares, for exchange in accordance with this Article III, (i) certificates representing the number of Baxter Shares issuable as part of the Merger Consideration (exclusive of shares to be cancelled pursuant to Section 3.1(a)), and (ii) from time to time as requested by the Exchange Agent, cash to be paid in lieu of the issuance of fractional shares as provided in Section 3.4 hereof (such cash and certificates for Baxter Shares, if any, together with dividends or distributions with respect thereto being hereinafter referred to collectively as the "Exchange Fund").

    (b) At the Effective Time, Baxter shall cause the Exchange Agent to mail (or deliver at its principal office) to each holder of record of Shares (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions, including appropriate provisions with respect to back-up withholding, as Baxter may reasonably specify, and (ii) instructions for use in effecting the surrender of the Certificates. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder thereof shall be entitled to receive in exchange therefor that portion of the Exchange Fund which such holder has the right to receive pursuant to the provisions of this Article III, after giving effect to any required withholding tax, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the cash to be paid as part of the Merger Consideration. In the event of any transfer of ownership of Shares which has not been registered in the transfer records of the Company, certificates representing the proper number of Baxter Shares, if any, together with a check in an amount equal to the cash component of the Exchange Fund, will be issued to the transferee of the Certificate presented to the Exchange Agent, accompanied by all documents required to evidence and effect the prior transfer thereof and to evidence that any applicable stock transfer taxes associated with such transfer were paid.

    Section 3.3 DIVIDENDS. No dividends or other distributions with respect to Baxter Shares constituting part of the Merger Consideration shall be paid to the holder of any unsurrendered Certificates until such Certificates are surrendered as provided in Section 3.1. Upon such surrender, all dividends and other distributions payable in respect of the Baxter Shares to be issued in exchange therefor on a date subsequent to, and in respect of a record date after the Effective Time, shall be paid, without interest, to the person in whose name the certificates representing the Baxter Shares into which such Shares were converted are registered or as otherwise directed by that person. In no event shall the person entitled to receive such dividends or distributions be entitled to receive interest on any such dividends or distributions.

    Section 3.4 NO FRACTIONAL SHARES. No certificates or scrip representing fractional Baxter Shares shall be issued upon the surrender of Certificates pursuant to this Article III and no dividend, stock split or other change in the capital structure of the Company shall relate to any fractional interest, and such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder. In lieu of any such fractional interest, each holder of a Certificate who would otherwise have been entitled to a fraction of a Baxter Share upon surrender of Certificates pursuant to this Article III shall be paid cash upon such surrender in an amount equal to the product of such fraction multiplied by the Baxter Stock Price.

    Section 3.5 CLOSING OF COMPANY TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Shares shall thereafter be made. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged as provided in this Article III.

    Section 3.6 UNCLAIMED AMOUNTS. Any portion of the Exchange Fund which remains unclaimed by the former stockholders of the Company six months after the Effective Time shall be delivered by the Exchange Agent to Baxter. Any former stockholders of the Company who have not theretofore complied with this Article III shall thereafter look only to Baxter for payment of the Merger Consideration, cash in lieu of fractional shares, and unpaid dividends and distributions in respect of Baxter Shares deliverable as part of the Merger Consideration as determined pursuant to this Agreement, in all cases without any interest thereon. None of Baxter, the Surviving Corporation, the Exchange Agent or any other person will be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

    Section 3.7 LOST CERTIFICATES. In the event any Certificate shall have been lost, stolen or destroyed, upon the making and delivery of an affidavit of that fact by the person claiming such Certificate to have been lost, stolen or destroyed and, if required by Baxter, the posting by such person of a bond in such reasonable amount as Baxter may direct as indemnity against any claim that would be made against the Company or Baxter with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the portion of the Exchange Fund deliverable in respect thereof pursuant to this Agreement.

    Section 3.8 CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP 10 a.m., local time, on the later of (a) twenty (20) business days after the mailing of the Company Proxy Statement/Prospectus (as defined in Section 8.7 below) and (b) the business day on which all of the conditions set forth in Article IX hereof are satisfied or waived, or at such other date, time and place as Baxter and the Company shall agree (the "Closing Date").

    Section 3.9 SHAREHOLDERS' MEETING. If required by applicable law in order to consummate the Merger, the Company, acting through its Board of Directors, shall, in accordance with applicable law:

    (a) duly call, give notice of, convene and hold a special meeting of its shareholders (the "Special Meeting") as soon as practicable following the execution of this Agreement, such notice shall indicate that one of the purposes of the Special Meeting is to consider the Merger;

    (b) prepare and file with the Securities and Exchange Commission (the "SEC") a preliminary proxy or information statement relating to the Merger and this Agreement and use its reasonable efforts (x) to obtain and furnish the information required to be included by the SEC in the Company Proxy Statement/ Prospectus and, after consultation with Baxter, to respond promptly to any comments made by the SEC with respect to the preliminary proxy or information statement and cause a definitive proxy or information statement (the "Company Proxy Statement") to be mailed to its shareholders and (y) to obtain the necessary approvals of the Merger and this Agreement by its shareholders; and

    (c) include in the Company Proxy Statement/Prospectus (x) a summary of the plan of merger contemplated by the Agreement and (y) the recommendation of the Board of Directors that the shareholders of the Company vote in favor of the approval of the Merger and the adoption of this Agreement unless the Board of Directors determines after consultation with independent counsel that because of a conflict of interest or other special circumstances it should make no recommendation and the Board of Directors communicates the basis for such determination in the Company Proxy Statement/ Prospectus.

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    Except as otherwise disclosed to Baxter and Purchaser in a letter delivered to them prior to the execution hereof (which letter shall contain appropriate references to identify the representations and warranties herein to which the information in such letter relates) (the "Company Disclosure Letter"), the Company represents and warrants to Baxter and Purchaser as follows:

    Section 4.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah, is duly qualified to do business as a foreign corporation and is in good standing in the jurisdictions listed on Section 4.1(a) of the Company Disclosure Letter, which include each jurisdiction in which the character of the Company's properties or the nature of its business makes such qualification necessary, except in jurisdictions, if any, where the failure to be so qualified would not result in a Material Adverse Effect (as defined below). The Company has all requisite corporate or other power and authority to own, use or lease its properties and to carry on its business as it is now being conducted and as it is now proposed to be conducted. The Company has delivered to Baxter or its affiliate a complete and correct copy of its Articles of Incorporation and

Bylaws, each as currently in effect. The Company is not in default in any respect in the performance, observation or fulfillment of any provision of its Articles of Incorporation or Bylaws.

    (b) Section 4.1(b) of the Company Disclosure Letter lists the name and jurisdiction of organization of each Subsidiary (as defined below) and the jurisdictions in which each such Subsidiary is qualified or holds licenses to do business as a foreign corporation as of the date hereof. Each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, is duly qualified to do business as a foreign corporation and is in good standing in the jurisdictions listed on Section 4.1(b) of the Company Disclosure Letter, which include each jurisdiction in which the character of such Subsidiary's properties or the nature of its business makes such qualification necessary, except in jurisdictions, if any, where the failure to be so qualified would not result in a Material Adverse Effect. Each of the Subsidiaries has the requisite corporate or other power and authority to own, use or lease its properties and to carry on its business as it is now being conducted and as it is now proposed to be conducted. Each of such Subsidiaries is operating in accordance with all applicable laws and regulations of its jurisdiction of incorporation, except where the failure so to operate would not result in a Material Adverse Effect. The Company has delivered to Baxter or its affiliate a complete and correct copy of the Articles of Incorporation and Bylaws (or similar charter documents) of each of the Subsidiaries, each as currently in effect. No Subsidiary is in default in any respect in the performance, observation or fulfillment of any provision of its Articles of Incorporation or Bylaws (or similar charter documents).

    (c) For purposes of this Agreement, (i) a "Material Adverse Effect" shall mean any event, circumstance, condition, development or occurrence, individually or in the aggregate, causing, resulting in or reasonably likely to have a material adverse effect on the condition (financial or otherwise), business, assets, properties, prospects or results of operations of the Company and its Subsidiaries taken as a whole, (ii) "subsidiary" shall mean, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (x) at least 50 percent or more of the securities or other interests having voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries, or (y) such party or any other subsidiary of such party is a general partner (excluding such partnerships where such party or any subsidiary of such party do not have a majority of the voting interest in such partnership); and (iii) "Subsidiary" shall mean any subsidiary of the Company.

    Section 4.2 CAPITALIZATION. (a) The authorized capital shares of the Company consists solely of 20,000,000 common shares $.50 par value per share (the "Company Common Stock"), of which (i) 9,628,706 shares are issued and outstanding; (ii) no shares are issued and held in the treasury of the Company;
(iii) 687,660 shares are reserved for issuance upon exercise of outstanding Options under the Company Stock Plans; (iv) no shares are reserved for issuance under the Employee Stock Purchase Plan; and (v) 170,000 shares are reserved for issuance under non-employee stock option agreements. No agreement or other document grants or imposes on any shares of the Company Common Stock any right, preference, privilege or restriction with respect to the transaction contemplated hereby (including, without limitation, any rights of first refusal) other than the right to vote on the Merger. All of the issued and outstanding shares of the Company Common Stock are, and all shares that may be issued pursuant to the exercise of outstanding Options will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. There are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) ("Voting Debt") of the Company or any of its Subsidiaries issued and outstanding. There are no employee or director stock appreciation rights with respect to the Shares (each, an "SAR") of the Company or any of its Subsidiaries issued and outstanding. Except as set forth above,
(i) there are no shares of the Company authorized, issued or outstanding and
(ii) there are no existing options, warrants, calls, preemptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character (including without limitation "earn-out" arrangements) obligating the Company or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of or Voting Debt of, or other equity interest in, or any interest relating to or whose value is dependent on the value of the equity interest in, the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests or obligations of the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment. There are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of the Company or any Subsidiary or affiliate of the Company or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary or any other entity.

    (b) There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the shares of the Company or any of the Subsidiaries. None of the Company or its Subsidiaries will be required to redeem, repurchase or otherwise acquire shares of capital stock of the Company or any of its Subsidiaries, respectively, as a result of the transactions contemplated by this Agreement.

    (c) All of the issued and outstanding shares of capital stock of each Subsidiary are owned beneficially and of record by the Company or a wholly owned subsidiary of the Company, free and clear of all liens, charges, pledges, encumbrances, equities, voting restrictions, claims and options of any nature, and all such shares have been duly authorized, validly issued and are fully paid, nonassessable and free of preemptive rights. The Company has not made, directly or indirectly, any material investment in, advance to or purchase or guaranty of any obligations of, any entity other than such Subsidiaries.

    Section 4.3 AUTHORITY. The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby on the part of the Company have been duly and validly authorized by the Company's Board of Directors, and no other corporate proceedings on the part of the Company are necessary, as a matter of law or otherwise for the consummation of the transactions contemplated hereby other than the approval of the Merger by the Company's shareholders at the Special Meeting. This Agreement has been duly and validly executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against it in accordance with its terms. The Merger will not entitle any shareholder of the Company to Dissenter's rights under Part 13 of the UBCA.

    Section 4.4 CONSENTS AND APPROVALS; NO VIOLATION. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance by the Company of its obligations hereunder will not:

    (a) conflict with or result in any breach of any provision of the Company's Articles of Incorporation or Bylaws or the Articles of Incorporation or Bylaws (or other similar charter documents) of any of its Subsidiaries;

    (b) require any consent, approval, order, authorization or permit of, or registration, filing with or notification to, any governmental or regulatory authority or agency (a "Governmental Entity") or any private third party, except for (i) the filing of a pre-merger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the filing with the SEC of the Company Proxy Statement/Prospectus relating to the approval by the Company's shareholders of this Agreement, if such approval is required by law and such reports under
Section 13(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") as may be required in connection with this Agreement and the transactions contemplated hereby and (iii) the filing of the Articles of Merger with the Utah Division of Corporations and Commercial Code;

    (c) result in any violation of or the breach of or constitute a default (with notice or lapse of time or both) under (or give rise to any right of termination, cancellation or acceleration or guaranteed payments under or to a loss of a material benefit or result in the creation or imposition of a lien under) any of the terms, conditions or provisions of any note, lease, mortgage, indenture, license, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties or assets may be bound, except for such violations, breaches, defaults, or rights of termination, cancellation or acceleration, or losses as to which requisite waivers or consents have been obtained or will be obtained prior to the Effective Time or which, individually or in the aggregate, would not (i) result in a Material Adverse Effect, (ii) materially impair the ability of the Company to perform its obligations under this Agreement or (iii) prevent the consummation of any of the transactions contemplated by this Agreement;

    (d) violate the provisions of any order, writ, injunction, judgment, decree, statute, rule or regulation applicable to the Company or any Subsidiary, in such a manner as to (i) result in a Material Adverse Effect, (ii) materially impair the ability of the Company to perform its obligations under this Agreement or
(iii) prevent the consummation of any of the transactions contemplated by this Agreement; or

    (e) result in the creation of any lien, charge or encumbrance upon any shares of capital stock, properties or assets of the Company or its Subsidiaries under any agreement or instrument to which the Company or its Subsidiaries is a party or by which the Company or its Subsidiaries is bound.

    Section 4.5 COMPANY SEC REPORTS. The Company has filed with the SEC, and has heretofore made available to Baxter or its affiliate true and complete copies of, each form, registration statement, report, schedule, proxy or information statement and other document (including exhibits and amendments thereto), including without limitation its Annual Reports to Shareholders incorporated by reference in certain of such reports, required to be filed with the SEC since June 30, 1993 under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, each of which is identified on Section
4.5 of the Company Disclosure Letter (collectively, the "Company SEC Reports"). As of the respective dates such Company SEC Reports were filed or, if any such Company SEC Reports were amended, as of the date such amendment was filed, each of the Company SEC Reports, including without limitation any financial statements or schedules included therein, (a) complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and (b) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Subsidiaries is required to file any forms, reports or other documents with the SEC pursuant to Section 12 or 15 of the Exchange Act.

    Section 4.6 FINANCIAL STATEMENTS. Each of the audited consolidated financial statements and unaudited consolidated interim financial statements of the Company (including any related notes and schedules) included (or incorporated by reference) in its Annual Reports on Form 10-K for each of the three fiscal years ended June 30, 1994, 1995 and 1996 and its Quarterly Reports on Form 10-Q for all interim periods during such period and subsequent thereto (collectively, the "Financial Statements") have been prepared from, and are in accordance with, the books and records of the Company and its consolidated Subsidiaries, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated in the notes thereto and subject, in the case of quarterly financial statements, to normal and recurring year-end adjustments) and fairly present, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its Subsidiaries as of the date thereof and the consolidated results of operations and cash flows (and changes in financial position, if any) of the Company and its Subsidiaries for the periods presented therein (subject to normal year-end adjustments and the absence of financial footnotes in the case of any unaudited interim financial statements).

    Section 4.7 ABSENCE OF UNDISCLOSED LIABILITIES. Except (a) as specifically disclosed in the Company SEC Reports and (b) for liabilities and obligations incurred in the ordinary course of business and consistent with past practice since September 30, 1996, the Company and any of its Subsidiaries have not incurred any liabilities or obligations of any nature (contingent or otherwise) which individually or in the aggregate would be reasonably likely to have a Material Adverse Effect.

    Section 4.8 ABSENCE OF CERTAIN CHANGES. Except as disclosed in the Company SEC Reports, since September 30, 1996 the Company and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any transaction other than according to, the ordinary and usual course, and there has not been, nor has the Company or any of its Subsidiaries agreed, whether in writing or otherwise, to take any action that would result in, (a) any Material Adverse Effect; (b) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the capital stock of the Company or any of its Subsidiaries or any redemption, repurchase or other acquisition of any shares of capital stock of the Company;
(c) any change by the Company in tax or financial accounting principles, practices or methods; (d) any labor dispute or difficulty which would reasonably be likely to result in any Material Adverse Effect, and to the Company's knowledge no such dispute or difficulty is now threatened; (e) any material asset damaged, sold, disposed of (except inventory sold in the ordinary course of business), mortgaged, pledged or subjected to any lien, charge or other encumbrance; (f) any increase in the compensation payable or which could become payable by the Company or any of its Subsidiaries to their directors, officers, employees, agents, consultants, distributors, dealers or sales representatives;
(g) any adoption or amendment of any Plan (as defined in Section 4.11(a) herein); (h) any issuance, transfer, sale or pledge by the Company or its Subsidiaries of any shares of stock or other securities or stock appreciation rights or of any commitments, options, rights or privileges under which the Company or its Subsidiaries is or may become obligated to issue any shares of stock or other securities, except for issuances of stock pursuant to the exercise of options outstanding on such date; (i) any indebtedness incurred by the Company or its Subsidiaries, except such as may have been incurred in the ordinary course of business and consistent with past practice; (j) any loan made or agreed to be made by the Company or its Subsidiaries, nor has the Company or its Subsidiaries become liable or agreed to become liable as a guarantor with respect to any indebtedness; (k) any waiver by the Company or its Subsidiaries of any right or rights of material value or any payment, direct or indirect, of any material debt, liability or other obligation; (l) any change in or amendment to the articles of incorporation or bylaws (or similar charter documents) of the Company or its Subsidiaries; (m) any payment, loan or advance of any amount to or in respect of, or the sale, transfer or lease of any properties or assets (whether real, personal or mixed, tangible or intangible) to, or entering into of any agreement arrangement or transaction with any officer or director of the Company or its Subsidiaries or any affiliate thereof, or any business or entity in which the Company or its Subsidiaries or any affiliate thereof, or relative of any such person, has any direct or material indirect interest (collectively, "Related Parties") except for (i) directors' fees and (ii) compensation to the officers and employees of the Company in the ordinary course of business; (n) any material adverse change or any overt threat of any material adverse change in the Company's relations with, or any loss or threat of loss of, any of the Company's or any Subsidiary's important suppliers, clients or customers; (o) any material modification or change, or any modification or change that would result in a diminishment of coverage, to insurance policies; (p) any write-offs as uncollectible of any notes or accounts receivable of the Company or any Subsidiary or write-downs of the value of any assets or inventory by the Company and its Subsidiaries other than in immaterial amounts or in the ordinary course of business consistent with past practice; or (q) any material adverse change to a material contract.

    Section 4.9 TAXES. (a) The Company and each of its Subsidiaries have timely filed (or have had timely filed on their behalf) or will file or cause to be timely filed, all material Tax Returns (as defined below) required by applicable law to be filed by any of them prior to or as of the Closing Date. All such Tax Returns and amendments thereto are or will be true, complete and correct in all material respects.

    (b) The Company and each of its Subsidiaries have paid (or have had paid on their behalf), or where payment is not yet due, have established (or have had established on their behalf and for their sole benefit and recourse), or will establish or cause to be established on or before the Closing Date, an adequate accrual for the payment of all material Taxes (as defined below) due with respect to any period ending prior to or as of the Closing Date.

    (c) No Audit (as defined below) by a Tax Authority (as defined below) is pending or threatened with respect to any Tax Returns filed by, or Taxes due from, the Company or any Subsidiary. No issue has been raised by any Tax Authority in any Audit of the Company or any of its Subsidiaries that if raised with respect to any other period not so audited could be expected to result in a material proposed deficiency for any period not so audited. No material deficiency or adjustment for any Taxes has been threatened, proposed, asserted or assessed against the Company or any of its Subsidiaries. There are no liens for Taxes upon the assets of the Company or any of its Subsidiaries, except liens for current Taxes not yet due.

    (d) Neither the Company nor any of its Subsidiaries has given or been requested to give any waiver of statutes of limitations relating to the payment of Taxes or have executed powers of attorney with respect to Tax matters, which will be outstanding as of the Closing Date.

    (e) Prior to the date hereof, the Company and its Subsidiaries have disclosed all material Tax sharing, Tax indemnity, or similar agreements to which the Company or any of its Subsidiaries are a party to, is bound by, or has any obligation or liability for Taxes.

    (f) As used in this Agreement, (i) "Audit" shall mean any audit, assessment of Taxes, other examination by any Tax Authority, proceeding or appeal of such proceeding relating to Taxes; (ii) "Taxes" shall mean all Federal, state, local and foreign taxes, payroll and employment taxes and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto; (iii) "Tax Authority" shall mean the Internal Revenue Service and any other domestic or foreign governmental authority responsible for the administration of any Taxes; and (iv) "Tax Returns" shall mean all Federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax Return relating to Taxes.

    Section 4.10 LITIGATION. There is no suit, claim, action, proceeding or investigation pending or, to the Company's knowledge, threatened against or affecting the Company, any of its Subsidiaries or any of the directors or officers of the Company or any of its Subsidiaries in their capacity as such. Neither the Company nor any of its Subsidiaries, nor any officer, director or employee of the Company or any of its Subsidiaries, has been permanently or temporarily enjoined by any order, judgment or decree of any court or any other Governmental Entity from engaging in or continuing any conduct or practice in connection with the business, assets or properties of the Company or such Subsidiary nor, to the knowledge of the Company, is the Company, any Subsidiary or any officer, director or employee of the Company or its Subsidiaries under investigation by any Governmental Entity related to the conduct of the Company's business. There is not in existence any order, judgment or decree of any court or other tribunal or other agency enjoining or requiring the Company or any of its Subsidiaries to take any action of any kind with respect to its business, assets or properties.

    Section 4.11  EMPLOYEE BENEFIT PLANS; ERISA.

    (a) Section 4.11(a) of the Company Disclosure Letter contains a true and complete list of each employment, bonus, deferred compensation, incentive compensation, stock purchase, stock option, stock appreciation right or stock-based incentive, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by the Company or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with the Company would be deemed a "single employer" within the meaning of section 4001(b)(1) of the Employee

Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder ("ERISA"), for the benefit of any current or former employee or director of the Company, whether formal or informal and whether legally binding or not (the "Plans"). Section 4.11(a) of the Company Disclosure Letter identifies each of the Plans that is an "employee welfare benefit plan," or "employee pension benefit plan" as such terms are defined in sections 3(1) and 3(2) of ERISA (such plans being hereinafter referred to collectively as the "ERISA Plans"). Neither the Company nor any ERISA Affiliate has any formal plan or commitment, whether legally binding or not, to create any additional Plan or modify or change any existing Plan that would affect any current or former employee or director of the Company.

    (b) With respect to each of the Plans, the Company has heretofore delivered to Purchaser true and complete copies of each of the following documents:

        (i) a copy of the Plan (including all amendments thereto) or a written description of any Plan that is not otherwise in writing;

        (ii) a copy of the annual report, if required under ERISA, with respect to each ERISA Plan for the last three years;

       (iii) a copy of the actuarial report, if required under ERISA, with respect to each ERISA Plan for the last three years;

        (iv) a copy of the most recent Summary Plan Description ("SPD"), together with all Summaries of Material Modification issued with respect to such SPD, if required under ERISA, with respect to each ERISA Plan, and all other material employee communications relating to each ERISA Plan;

        (v) if the Plan is funded through a trust or any other funding vehicle, a copy of the trust or other funding agreement (including all amendments thereto) and the latest financial statements thereof;

        (vi) all contracts relating to the Plans with respect to which the Company or any ERISA Affiliate may have any liability, including, without limitation, insurance contracts, investment management agreements, subscription and participation agreements and record keeping agreements; and

       (vii) the most recent determination letter received from the Internal Revenue Service with respect to each Plan that is intended to be qualified under section 401(a) of the Internal Revenue Code of 1986, as from time to time amended (the "Code").

    (c) Neither the Company nor any current or former ERISA Affiliate is currently or has ever been the sponsor of or required to make contributions to any "employee benefit plan" (as defined in Section 3(3) of ERISA) subject to Title IV of ERISA (including without limitation any "multiemployer plan" (as defined in Section 3(37) of ERISA)), and neither the Company nor any ERISA Affiliate has at any time incurred any liability with respect to any such employee benefit plan.

    (d) Neither the Company, any ERISA Affiliate, any of the ERISA Plans, any trust created thereunder nor any trustee or administrator thereof has engaged in a transaction or has taken or failed to take any action in connection with which the Company, any ERISA Affiliate, any of the ERISA Plans, any such trust, any trustee or administrator thereof, or any party dealing with the ERISA Plans or any such trust could be subject to either a civil penalty assessed pursuant to section 409 or 502(i) of ERISA or a tax imposed pursuant to section 4975, 4976 or 4980B of the Code.

    (e) Full payment has been made, or will be made in accordance with section 404(a)(6) of the Code, of all amounts which the Company or any ERISA Affiliate is required to pay under the terms of each of the ERISA Plans, and all such amounts properly accrued through the Closing with respect to the current plan year thereof will be paid by the Company on or prior to the Closing or will be properly recorded on the Company's balance sheet.

    (f) Each of the Plans has been operated and administered in all material respects in accordance with applicable laws, including but not limited to ERISA and the Code.

    (g) Each of the ERISA Plans that is intended to be "qualified" within the meaning of section 401(a) of the Code is so qualified. The Company has timely applied for and received a currently effective determination letter from the Internal Revenue Service with respect to each such plan.

    (h) Each of the ERISA Plans that is intended to satisfy the requirements of section 501(c)(9) of the Code has so satisfied such requirements.

    (i) No amounts payable under any of the Plans or any other agreement or arrangement with respect to which the Company has or may have any liability could give rise to the payment of any amount that would fail to be deductible for Federal income tax purposes by virtue of Section 162(m) or Section 280G of the Code.

    (j) No "leased employee" (as is defined in section 414(n) of the Code) performs services for the Company or any ERISA Affiliate.

    (k) No Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees after retirement or other termination of service other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in section 3(2) of ERISA, (iii) deferred compensation benefits accrued as liabilities on the books of the Company or the ERISA Affiliates, or (iv) benefits, the full cost of which is borne by the current or former employee (or his beneficiary).

    (l) With respect to each Plan that is funded wholly or partially through an insurance policy, there will be no liability of the Company or any ERISA Affiliate, as of the Closing Date, under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Closing Date.

    (m) The consummation of the transactions contemplated hereunder will not result in the payment, vesting, acceleration or enhancement of any benefit under any Plan.

    (n) The Company has no severance and termination policy and the Company's employees are not entitled to severance pay under any current Company arrangement.

    (o) The Current Plan Year under the Company's Employee Stock Purchase Plan will end on December 31, 1996, and there are no outstanding rights to acquire Company Common Stock under the Employee Stock Purchase Plan.

    (p) No options intended to qualify as "incentive stock options" under
Section 422 of the Code have at any time been granted under the Company's 1991 Long Term Equity Based Incentive Plan.

    Section 4.12  ENVIRONMENTAL MATTERS.

    (a) The businesses of the Company and its Subsidiaries have been and are in full compliance with all federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act and the Resource Conservation and Recovery Act, ambient air, surface water, ground water, land surface or subsurface strata (together "Environmental Laws" and including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic or hazardous substances or wastes, petroleum and petroleum products, polychlorinated biphenyls (PCBs), or asbestos or asbestos-containing materials ("Materials of Environmental Concern")), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; such compliance includes, but is not limited to, the possession by the Company and its Subsidiaries of all permits and other governmental authorizations required under all applicable Environmental Laws, and compliance with the terms and conditions thereof.

    (b) Neither the Company nor any of its Subsidiaries has received any communication (written or oral), whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its Subsidiaries are not in compliance with any Environmental Laws, and, to the best knowledge of the Company after due inquiry, there are no circumstances that may prevent or interfere with such compliance in the future. The Company has provided to Baxter or its affiliate all information that is in the possession of or reasonably available to the Company or any of its Subsidiaries regarding environmental matters pertaining to or the environmental condition of the business or real property of the Company or any of its Subsidiaries, or the Company's or any of its Subsidiaries' compliance (or noncompliance) with any Environmental Laws.

    (c) There is no claim, action, cause of action, investigation or notice (written or oral) (together, "Environmental Claim") by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, person injuries, or penalties) arising out of, based on or resulting from (i) the presence, or release into the environment, of any Material of Environmental Concern at any location, whether or not owned or operated by the Company or any of its Subsidiaries, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law, that in either case is pending or, to the best knowledge of the Company after due inquiry, threatened against the Company or any of its Subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law.

    (d) There are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that, to the best knowledge of the Company after due inquiry, could reasonably be expected to form the basis of any Environmental Claim against the Company or any of its Subsidiaries, against any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law.

    (e) Without in any way limiting the generality of the foregoing, (i) all on-site and off-site locations where the Company or any of its Subsidiaries has (previously or currently) stored, disposed or arranged for the disposal of Materials of Environmental Concern are identified in Section 4.12 of the Company Disclosure Letter, (ii) all underground storage tanks, and the capacity and contents of such tanks, located on any property owned, leased, operated or controlled by the Company or any of its Subsidiaries are identified in Section
4.12 of the Company Disclosure Letter, (iii) there is no asbestos contained in or forming part of any building, building component, structure or office space owned, leased, operated or controlled by the Company or any of its Subsidiaries, and (iv) no PCBs or PCB-containing items are used or stored at any property owned, leased, operated or controlled by the Company or any of its Subsidiaries.

    Section 4.13 COMPLIANCE WITH APPLICABLE LAWS. The Company and each of its Subsidiaries hold all licenses, permits and authorizations necessary for the lawful conduct of its respective businesses, as now conducted, and such businesses are not being, and the Company has not received any notice from any authority or person that such businesses have been or are being, conducted in violation of any law, ordinance or regulation, including without limitation any law, ordinance or regulation relating to (a) the protection of the environment,
(b) the provision of medical supplies and services, or (c) occupational health and safety, except for possible violations which either singly or in the aggregate have not resulted and are not reasonably expected to result in a Material Adverse Effect.

    Section 4.14 MATERIAL CONTRACTS. Section 4.14 of the Company Disclosure Letter hereto sets forth a true and correct list of any and all agreements, contracts, purchase or installment agreements, indentures, leases, mortgages, licenses, plans, arrangements, commitments (whether written or oral) and instruments (collectively, "contracts") that are material to the Company and its Subsidiaries (the "Material Contracts")

(other than such contracts that are specifically filed with the Company's SEC Reports), including without limitation the following types of contracts to which the Company or any of its Subsidiaries is a party:

    (a) any contract which is not terminable by the Company or any of its Subsidiaries upon 30 days' or less notice and which involves outstanding payments of more than $50,000;

    (b) any customer contract between the Company or its Subsidiaries and any party to whom the Company or its Subsidiaries provides goods or services which represent annual payments by the Company of $50,000 or more;

    (c) any contract for the purchase or sale of supplies, raw materials, commodities or similar products used by the Company or its Subsidiaries and which call for performance over a period of more than one year or represent annual payments by the Company of $50,000 or more;

    (d) any contract with third party payors, including Medicaid, health maintenance organizations, preferred provider organizations, insurance companies and other payment sources;

    (e) any contract for the employment of any director, officer, employee, consultant or other person or entity on a full-time, part-time, consulting or other basis, including any severance or other termination provisions with respect to such employment;

    (f) any noncompetition agreement, other than customary agreements with employees who are not officers, directors or key employees, or any other contract that in any way restricts the Company or any of its Subsidiaries from carrying on their business any place in the world; and

    (g) any contract between the Company and any of its Subsidiaries or any of their affiliates or with any officers, directors or key employees of the Company or any of its Subsidiaries.

True and complete copies of each written Material Contract, or form thereof and true and complete written summaries of each oral Material Contract have been made available to Baxter and its affiliate by the Company prior to the date hereof. In addition:

        (i) Each of the Material Contracts is a valid, binding and enforceable agreement of the Company or its Subsidiaries and, to the knowledge of the Company, the other parties thereto and will, subject to the satisfaction of the conditions in Article IX, continue to be valid, binding and enforceable immediately after the Closing, except (x) as such enforcement may be subject to bankruptcy, insolvency or similar laws now or hereafter in effect relating to creditors' rights, and (y) as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

        (ii) The Company has no reason to believe that the Company or the relevant Subsidiary will not be able to fulfill in all material respects all of its obligations under the Material Contracts which remain to be performed after the date hereof; and

       (iii) There has not occurred (i) since June 30, 1993 any material default (or event which upon provision of notice or lapse of time or both would become such a default) or (ii) prior to June 30, 1993 any uncured material default (or event which upon provision of notice or lapse of time or both would become such a default) under any of the Material Contracts on the part of the Company or the relevant Subsidiary party thereto.

    Section 4.15 INTELLECTUAL PROPERTY RIGHTS. (a) The Company owns or possesses adequate rights to use all intellectual and similar property of every kind and nature relating to or used or necessary in the operation of the Company business, including, without limitation, (i) patents,trademarks associated with the Company business (including all Governmental Entity trademarks, service marks, logos and designs, all registrations and recordings thereof, and all applications in the United States or any other Governmental Entity, all goodwill symbolized thereby or associated therewith and all extensions or renewals thereof which are set forth on Schedule 4.15 of the Company Disclosure Letter),
(iii) copyrights associated solely
with the Company business, including all copyrights, United States and foreign copyright registrations, and applications to register copyrights which are set forth on Schedule 4.15 of the Company Disclosure Letter, (iv) inventions, formulae, processes, designs, know-how, showq-how or other data or information,
(v) confidential or proprietary technical and business information, processes and trade secrets, (vi) Computer Software, (vii) technical manuals and documentation made or used in connection with any of the foregoing, and (viii) licenses and rights with respect to the foregoing or property of like nature (collectively, "Intellectual Property").

    (b) (i) Schedule 4.15 of the Company Disclosure Letter sets forth a complete and accurate list of all registered copyrights, patents and trademarks owned by or under obligation of assignment to the Company, currently used in the conduct of the Company business;

        (ii) each owner, listed on Schedule 4.15 of the Company Disclosure Letter is listed in the records of the appropriate Governmental Entity as the sole owner of record (except as otherwise indicated in such Schedule
    4.15 of the Company Disclosure Letter);

       (iii) Schedule 4.15 of the Company Disclosure Letter sets forth a complete and accurate list of all agreements between the Company, on the one hand, and any Person, on the other hand, granting any right to use or practice any rights under any Intellectual Property (collectively, "Intellectual Property Licenses");

        (iv) there is no Encumbrance on the right of the Company, to transfer to Purchaser any of the Intellectual Property, as herein contemplated;

        (v) no trade secret, formula, process, invention, design, know-how or any other information has been disclosed or authorized to be disclosed to any corporation, individual, limited liability company, joint stock company, joint venture, partnership, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust, municipality or other entity (any of the foregoing, a "Person"), except in the ordinary course of business or pursuant to an obligation of confidentiality binding upon said Person;

        (vi) there are no pending proceedings by or before Governmental Bodies, including oppositions, interferences, proceedings or suits, relating to such Intellectual Property, and no such proceedings are threatened;

       (vii) the conduct of the Company business and the exercise of rights relating to patents contained within the Intellectual Property does not infringe upon or otherwise violate, Intellectual Property Rights of any Person;

      (viii) based on the Company's actual knowledge, no Person is infringing upon or otherwise violating any patents contained within Intellectual property;

        (ix) the Company has not received notice of any claims, obligations or liabilities and there are no pending claims, obligations or liabilities, of any Persons relating to the scope, ownership or use of any of the Intellectual Property; and

        (x) each copyright registration, patent and registered trademark and application therefor listed on Schedule 4.15 of the Company Disclosure Letter is in proper form, not disclaimed and has been duly maintained, including the submission of all necessary filings in accordance with the legal and administrative requirements of the appropriate jurisdictions except with respect to use requirements as to trademarks.

    Section 4.16 FRAUD AND ABUSE. The Company and its Subsidiaries are not regulated under federal Medicare and Medicaid statutes, including without limitation, 42 U.S.C. Section1320a-7b and 42 U.S.C. Section1395nn or related state or local statutes or regulations.

    Section 4.17 INSURANCE. Section 4.17(a) of the Company Disclosure Letter lists each of the insurance policies relating to the Company or its Subsidiaries which are currently in effect. The Company has provided Parent and Purchaser with a true, complete and correct copy of each such policy or the binder therefor. With respect to each such insurance policy or binder none of the Company, any of its Subsidiaries or any other party to the policy is in breach or default thereunder (including with respect to the payment of premiums or the giving of notices), and the Company does not know of any occurrence or any event which (with notice or the lapse of time or both) would constitute such a breach or default or permit termination, modification or acceleration under the policy, except for such breaches or defaults which, individually or in the aggregate, would not result in a Material Adverse Effect. Section 4.17(b) of the Company Disclosure Letter describes any self-insurance arrangements affecting the Company or its Subsidiaries. The insurance policies listed on Section 4.17(a) of the Company Disclosure Letter include all policies which are required in connection with the operation of the business of the Company and its Subsidiaries as currently conducted by applicable laws and all agreements relating to the Company and its Subsidiaries. All such policies provide coverage in reasonably sufficient amounts to insure against all risks usually insured against by companies operating similar businesses or owning property in the location where the Company and the Subsidiaries operate their businesses. All such policies are in full force and effect, all premiums due with respect thereto covering all periods up to and including the Closing Date will have been paid as of such date and no notice of cancellation or termination has been received with respect to any such policy. All policies of insurance will remain in full force and effect through the Closing Date without the payment of additional premiums.

    Section 4.18 OPINION OF FINANCIAL ADVISOR. The Company has received, and delivered to Baxter or its affiliate a copy of, the opinion of William Blair & Company, LLC, the Company's financial advisor, to the effect that the Merger Consideration to be received by the Company's shareholders in the Merger, taken as a whole, is fair to the Company's shareholders from a financial point of view.

    Section 4.19 UTAH LAW. The provisions of Sections 61-6-1 to 61-6-12 of the Utah Code will not apply to the transactions contemplated by this Agreement.

    Section 4.20 COMPANY DISCLOSURE. No representation or warranty by the Company in this Agreement (including, without limitation, Company SEC Reports), schedule or certificate furnished or to be furnished by the Company or any of its representatives pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contains as of the date hereof any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

    Section 4.21 PATENT OPINION. The Company has received, and delivered to Baxter or its affiliate a copy of the opinions of Workman Nydegger & Seeley, special counsel to the Company, substantially in the form of Exhibit 4.21 attached hereto.

    Section 4.22 LABOR MATTERS. There is no labor strike, dispute, slowdown, work stoppage or lockout actually pending or, to the knowledge of the Company (which term, for purposes of this Section 4.22, includes each of the Company's Subsidiaries and Affiliates), threatened against or affecting the Company and, during the past five years, there has not been any such action; (i) no union, guild or other labor organization represents or claims to represent the employees of the Company and no union, guild or other labor organizing activity currently is occurring among and no question of representation exists concerning such employees; (ii) the Company is neither a party to nor bound by any collective bargaining, guild or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Company; (iii) there are no written personnel policies, rules or procedures applicable to employees of the Company;
(iv) the Company has at all times been in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and are not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable law, ordinance or regulation; (v) there is no grievance or arbitration proceeding arising out of any collective bargaining or guild agreement or other grievance procedure relating to the Company; (vi) to the knowledge of the Company, no charges or complaints relating to the Company are pending before the Equal Employment Opportunity Commission, the Utah Industrial Commission or any other corresponding state or foreign agency; and (vii) to the knowledge of the Company, no federal, state, local or foreign agency responsible for the enforcement of labor or employment laws, immigration laws, occupational health and safety laws or any other law affecting the employees of the Company intends to conduct or currently is conducting an investigation with respect to or relating to the Company, and no such agencies have threatened to or have filed any claims, charges, complaints or citations against the Company.

    Section 4.23 WARN ACT. Since the enactment of the Worker Adjustment and Retraining Notification Act of 1988 ("WARN Act"), neither the Company nor any of its Subsidiaries have effectuated (i) a "plant closing" (as defined in the WARN
Act) affecting any site of employment or one or more operating units within any site of employment of the Company or any of its Subsidiaries, or (ii) a "mass layoff" (as defined in the WARN Act) affecting the Company or any of its Subsidiaries; nor has the Company been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law. None of the employees of any of the Company or its Subsidiaries has suffered an "employment loss" (as defined in the WARN
Act) during the ninety-day period prior to the Effective Date of this Agreement.

    Section 4.24  TRANSACTIONS WITH RELATED PARTIES.  No Related Party:

    (a) has borrowed money or loaned money to the Company or any Subsidiary;

    (b) has made or threatened any contractual or other claim of any kind whatsoever against the Company or any Subsidiary;

    (c) has any interest in any property or assets used by the Company or any Subsidiary in its business; or

    (d) has been engaged in any other transaction with the Company or any Subsidiary (other than employment relationships disclosed in Section 4.14).

    Section 4.25 SUPPLIERS AND CUSTOMERS. No supplier or customer accounted for more than five percent of the Company's and its Subsidiaries' sales or purchases in either of the past two years and no other supplier or customer material to the business of the Company and its Subsidiaries, taken as a whole, has materially decreased its supplies or orders, as the case may be, or terminated its relationship with the Company or any Subsidiary.

    Section 4.26 ACCOUNTS RECEIVABLE. All of the accounts and notes receivable of the Company and each Subsidiary represent amounts receivable for merchandise actually delivered or services actually provided (or in the case of non-trade accounts or notes, represent amounts receivable in respect of other bona fide business transactions) and have arisen in the ordinary course of business. To the Company's knowledge, the allowances for doubtful accounts reflected on the Company's audited consolidated balance sheets for the years ended June 30, 1996 and 1995 were adequate, and the Company knows of no facts or liabilities which would cause uncollected debts to exceed those allowances.

    Section 4.27 ABSENCE OF CERTAIN PAYMENTS. Neither the Company nor any of the Subsidiaries nor any of their affiliates nor any of their respective officers, directors, employees or agents or their people acting on behalf of any of them have (i) engaged in any activity prohibited by the United States Foreign Corrupt Practices Act of 1977 or any other similar law, regulation, decree, directive or order of any other country and (ii) without limiting the generality of the preceding clause (i), used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials or others. None of the Company nor any of the Subsidiaries nor any of their affiliates or any of their respective directors, officers, employees or agents of other persons acting on behalf of any of them, has accepted or received any unlawful contributions, payments, gifts or expenditures.

    Section 4.28 TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES; CONDITION OF EQUIPMENT; CONDITION OF INVENTORY.

    (a) The Company and the Subsidiaries have good and valid title to, or in the case of leased properties and assets, valid leasehold interests in, all of their tangible properties and assets, real, personal and mixed, used in their business, free and clear of any liens, charges, pledges, security interests or other encumbrances, except as reflected in the Company's audited financial statements or except for such imperfections of title and encumbrances, if any which are not substantial in character, amount or extend, and which do not materially detract from the value as reflected in the Company's September 30, 1996 balance sheet, or interfere with the present use, of the property subject thereto or affected thereby.

    (b) The equipment owned or leased by the Company or the Subsidiaries is, taken as a whole, (A) adequate for the conduct of the businesses consistent with their past practice, (B) suitable for the uses to which it is currently employed, (C) in good operating condition, (D) regularly and properly maintained, (E) not obsolete, dangerous or in need of renewal or replacement, except for renewal or replacement in the ordinary course of business, and (F) free from any defects, except, with respect to clauses (B) through (E) above, as would not have a Material Adverse Effect.

    (c) The inventories of raw materials, work in process and finished goods (collectively called "Inventories") shown on the Company's audited financial statements included in the SEC Reports, consist of items of a quality and quantity useable and salable in the ordinary course of business by the Company, except for obsolete and slow moving items and items below standard quality, all of which have been written down on the books of the Company to estimated net realizable value or have been provided for by adequate reserves. All items included in the Inventories are the property of the Company and in its possession. No items included in the Inventories have been pledged as collateral or are held by the Company or any Subsidiary on consignment from others. The Inventories shown on the Company's consolidated balance sheets included in the SEC Reports are based on quantities determined by physical count or measurement, taken within the preceding twelve months, and are valued at the lower of cost (determined on a first-in, first-out basis) or market value and on a basis consistent with that of prior years.

    Section 4.29 FDA MATTERS. The Company is in full compliance with all statutes, rules and regulations of the U.S. Food and Drug Administration or similar domestic state authority ("FDA") with respect to the manufacturing, marketing and sale of all of its products. The Company has all requisite FDA permits, approvals or the like to sell or manufacture such products in the United States. The Company has previously delivered to Baxter summary information concerning all 510(k) applications, Premarket Approvals and Investigational Device Exemptions obtained by the Company from the FDA or required in connection with the manufacturing, marketing and sale of any product of the Company. There are no pending or threatened actions, proceedings or complaints by the FDA, the Consumer Product Safety Commission or the Better Business Bureau, as applicable, which would prohibit or impede the sale of any product currently manufactured or sold, or currently contemplated to be manufactured or sold, by the Company into any market. The Company has received no notice or communication from the FDA since September 30, 1996. No product sold or leased by the Company or any Subsidiary within the past five years has been the subject of any product recall order by the manufacturer thereof, the FDA or any similar body.

                                   ARTICLE V
             REPRESENTATIONS AND WARRANTIES OF BAXTER AND PURCHASER

    Except as otherwise disclosed to the Company in a letter delivered to it prior to the execution hereof (which letter shall contain appropriate references to identify the representations and warranties herein to which the information in such letter relates) (the "Baxter Disclosure Letter"), Baxter and Purchaser represent and warrant to the Company as follows:

    Section 5.1 ORGANIZATION. Each of Baxter and Purchaser is a corporation duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation and has the requisite corporate power and authority to own, use or lease properties and to carry on its business as it is now being conducted and as it is now proposed to be conducted. Purchaser has delivered to the Company a complete and correct copy of its Articles of Incorporation and Bylaws, each as currently in effect. Each of Baxter and Purchaser is not in default in any material respect in the performance, observation or fulfillment of any provision of its Articles of Incorporation or Bylaws.

    Section 5.2 CAPITALIZATION; REGISTRATION RIGHTS. The authorized capital stock of Baxter consists of 350,000,000 Baxter Shares and 100,000,000 shares of preferred stock, par value $0 per share ("Baxter Preferred Stock"), including, 3,500,000 shares of Series A Junior Participating Stock, par value $0 per share ("Series A Preferred"). As of September 30, 1996, (i) 287,701,247 Baxter Shares were issued and outstanding, of which 13,608,765 Baxter Shares were held in treasury and no shares of Series A Preferred were outstanding, and (ii) 31,137,613 Baxter Shares were reserved under all employee stock option plans of Baxter. All of the issued and outstanding Baxter Shares are validly issued, fully paid and nonassessable and free of preemptive rights. All of the Baxter Shares reserved for issuance in exchange for Shares at the Effective Time in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. The authorized capital stock of Purchaser consists of 1000 shares of common stock, par value $.01 per share, 100 of which shares are validly issued and outstanding, fully paid and nonassessable and are owned by Baxter. Except as set forth above or as specified in Section 5.2 of the Baxter Disclosure Letter, as of the date of this Agreement there are no shares of capital stock of Baxter issued or outstanding or any options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating Baxter to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of the capital stock or securities or any interests relating to or whose value is dependent on the value of any equity interest, in Baxter or Purchaser. Except as provided in this Agreement or as disclosed in Section 5.2 of the Baxter Disclosure Letter, after the Effective Time Baxter will have no obligation to issue, transfer or sell any shares of its capital stock pursuant to any employee benefit plan or otherwise.

    Section 5.3 AUTHORITY. Each of Baxter and Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby on the part of Baxter and Purchaser have been duly and validly authorized by the Boards of Directors of Baxter and of Purchaser and by Baxter as the sole shareholder of Purchaser and no other corporate proceedings on the part of Baxter and Purchaser as a matter of law or otherwise are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Baxter and Purchaser and constitutes a valid and binding agreement of each of Baxter and Purchaser, enforceable against each of them in accordance with its terms.

    Section 5.4 CONSENT AND APPROVALS; NO VIOLATION. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the performance by Baxter and Purchaser of their obligations hereunder will not:

    (a) conflict with or result in a breach of any provision of the Certificate of Incorporation or Bylaws of Baxter or the Articles of Incorporation or Bylaws of Purchaser;

    (b) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except (i) the filing of a pre-merger notification and report form by Baxter or Purchaser under the HSR Act, (ii) the filing with the SEC of (x) the Company Proxy Statement/ Prospectus relating to the approval by the Company's shareholders of the Agreement as contemplated by Section 3.9 of the Agreement, if such approval is required by law, and (y) the filing of a Registration

Statement relating to the issuance of Baxter Shares as contemplated in Section
8.7 of the Agreement, if such filing is required by law, and (iii) the filing of the Articles of Merger and Share Exchange with the Utah Division of Corporations and Commercial Code;

    (c) result in any violation of or the breach of or constitute a default (with notice or lapse of time or both) under (or give rise to any right of termination, cancellation or acceleration or guaranteed payments under or to a loss of a material benefit or result in the creation or imposition of a lien under) any of the terms, conditions or provisions of any note, lease, mortgage, indenture, license, agreement or other instrument or obligation to which Baxter or Purchaser is a party or by which Baxter or Purchaser or any of their respective properties or assets may be bound, except for such violations, breaches, defaults, or rights of termination, cancellation or acceleration, or losses as to which requisite waivers or consents have been obtained or will be obtained prior to the Effective Time or which, individually or in the aggregate, would not (i) have a material adverse effect on the condition (financial or otherwise), business, assets, properties, prospects or results of operations of Baxter, Purchaser and their subsidiaries, taken as a whole (a "Baxter Material Adverse Effect"), (ii) materially impair the ability of Baxter or Purchaser to perform its obligations under this Agreement or (iii) prevent the consummation of any of the transactions contemplated by this Agreement;

    (d) violate the provisions of any order, writ, injunction, judgment, decree, statute, rule or regulation applicable to Baxter or Purchaser, in such a manner as to (i) have a Baxter Material Adverse Effect, (ii) materially impair the ability of Baxter or Purchaser to perform its obligations under this Agreement or (iii) prevent the consummation of any of the transactions contemplated by this Agreement; or

    (e) result in the creation of any lien, charge or encumbrance upon any shares of capital stock, properties or assets of Baxter or Purchaser under any agreement or instrument to which Baxter or Purchaser is a party or by which Baxter or Purchaser is bound.

    Section 5.5 PURCHASER'S OPERATIONS. The Purchaser was formed solely for the purpose of engaging in the transactions contemplated hereby and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby.

    Section 5.6 NO SHARES OWNED BY PURCHASER OR AFFILIATES. As of the date hereof neither Baxter nor Purchaser nor any of their affiliates owns any Shares.

    Section 5.7 BAXTER SEC REPORTS. Baxter has filed with the SEC, and has heretofore made available to the Company true and complete copies of, each form, registration statement, report, schedule, proxy or information statement and other document (including exhibits and amendments thereto), including without limitation its Annual Reports to Shareholders incorporated by reference in certain of such reports, required to be filed with the SEC since December 31, 1993 under the Securities Act, or the Exchange Act (collectively, the "Baxter SEC Reports"). As of the respective dates such Baxter SEC Reports were filed or, if any such Baxter SEC Reports were amended, as of the date such amendment was filed, each of the Baxter SEC Reports, including without limitation any financial statements or schedules included therein, (a) complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and (b) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

    Section 5.8 BAXTER DISCLOSURE. No representation or warranty by Baxter or Purchaser in this Agreement and no statement contained in any document (including, without limitation, Baxter SEC Reports), schedule or certificate furnished or to be furnished by Baxter or Purchaser to the Company or any of its representatives pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contains as of the date hereof any untrue statement of material fact or omits to state any material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

    Section 5.9 BAXTER FINANCIAL STATEMENTS. Each of the audited consolidated financial statements and unaudited consolidated interim financial statements of Baxter (including any related notes and schedules) included (or incorporated by reference) in its Annual Reports on Form 10-K for each of the three fiscal years ended December 31, 1993, 1994 and 1995 and its Quarterly Reports on Form 10-Q for all interim periods during such period and subsequent thereto (collectively, the "Financial Statements") have been prepared from, and are in accordance with, the books and records of Baxter and its consolidated subsidiaries, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated in the notes thereto and subject, in the case of quarterly financial statements, to normal and recurring year-end adjustments) and fairly present, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Baxter and its subsidiaries as of the date thereof and the consolidated results of operations and cash flows (and changes in financial position, if any) of Baxter and its subsidiaries for the periods presented therein (subject to normal year-end adjustments and the absence of financial footnotes in the case of any unaudited interim financial statements).

                                   ARTICLE VI
                            COVENANTS OF THE COMPANY

    Section 6.1 ORDINARY COURSE. Except as otherwise specifically provided in this Agreement or as otherwise consented to in writing by Baxter and Purchaser, from the date of this Agreement to the Effective Time, the Company will, and will cause each of its Subsidiaries to, conduct its operations only in the ordinary and usual course of business and consistent with past practices and will, and will cause each of its Subsidiaries to, preserve intact its present business organization, take all reasonable efforts to keep available the services of its present officers, employees and consultants and preserve its present relationships with licensors, licensees, customers, suppliers, employees, labor organizations and others with whom they have a significant business relationship. Without limiting the generality of the foregoing, and except as otherwise specifically provided in this Agreement or as set forth in
Section 6.1 of the Company Disclosure Letter, the Company will not, and will not permit any Subsidiary to, directly or indirectly, from the date of this Agreement to the Effective Time, without the prior written consent of Baxter and
Purchaser:

    (a) propose or adopt any amendment to or otherwise change its Articles of Incorporation or Bylaws or other organizational documents;

    (b) authorize for issuance, sale, pledge, disposition or encumbrance, or issue, sell, pledge, dispose of or encumber (except pursuant to the exercise of Options under the Company Stock Option Plans or pursuant to options disclosed in
Section 4.2 of the Company Disclosure Letter that are outstanding on the date hereof) any of its shares or any of its other securities or any interest relating to or whose value is dependent on the value of any equity interest in the Company or the Subsidiaries or issue any securities convertible into or exchangeable for, options, warrants to purchase, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or enter into any contract, understanding or arrangement with respect to the issuance of, any of its shares or any of its other securities, or enter into any arrangement or contract with respect to the purchase or voting of shares of its shares, or adjust, split, reacquire, redeem, combine or reclassify any of its securities, or make any other changes in its capital structure;

    (c) (i) incur (contingently or otherwise) any liability or other obligation including, without limitation, any indebtedness for borrowed money except in the ordinary course of business or enter into any guarantee of any such obligation of another person or mortgage, pledge or subject to any lien, charge or other encumbrance of their assets, properties or business, or (ii) make any loans, advances or capital contributions to, or investments in, any other person;

    (d) enter into, amend or affirmatively renew any contract, commitment, lease or other transaction (whether of real or personal property) except such contracts, commitments, leases or other transactions that are not material or are in the ordinary course of business and do not involve affiliates of the Company;

    (e) sell or otherwise dispose of or lease any part of their respective properties or assets, including but not limited to the sale or license of any real estate or intellectual property, or purchase or otherwise acquire or lease properties or assets (including real estate) except sales or purchases of inventory and purchases of capital equipment in the ordinary course of business, or acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof;

    (f) declare, set aside or pay any dividends on, or make any distributions in respect of, its outstanding shares;

    (g) (i) grant any general increase in wage or salary rates, except in the ordinary course of business consistent with past practice; (ii) make any change in the compensation payable or to become payable to any of its officers, directors, employees, agents or consultants; (iii) enter into or amend any employment, consulting, severance, termination or similar agreement (except as contemplated by Section 7.7); (iv) adopt any new Plan or amend any existing Plan; (v) make any loans to any of its officers, directors, employees, agents or consultants or any changes in its existing borrowing or lending arrangements for or on behalf of any of such persons, whether contingent on the Closing or otherwise; or (vi) except to the extent permitted by Section 3.1(b) hereof, take any action to cause to be exercisable any otherwise unexercisable Option under the Company Stock Option Plans;

    (h) make any material changes in the type or amount of its insurance coverages;

    (i) make any material tax election (unless required by law) or settle or compromise any material income tax liability of the Company or any of its Subsidiaries except if such action is taken in the ordinary course of business and Baxter or its affiliate shall have been provided reasonable prior notice thereof. The Company shall consult with Baxter or its affiliate before filing or causing to be filed any material Tax Return of the Company or any of the Subsidiaries or before executing or causing to be executed any agreement or waiver extending the period for assessment or collection of any Taxes of the Company or any of its Subsidiaries;

    (j) cancel any debts or waive, release or relinquish any material contract rights or other material rights other than in the ordinary course of business and consistent with past practice;

    (k) take or agree or commit to take any action that would result in any of the Company's representations or warranties hereunder qualified as to materiality being untrue and any such representations and warranties that are not so qualified being untrue in any material respect; and

    (l) make, or commit to make, any capital expenditure in excess of $100,000 including, without limitation, for the purchase of real estate.

    Section 6.2 ADVICE OF CHANGES. The Company shall promptly give notice to Baxter or its affiliate upon becoming aware of (i) any representation or warranty of the Company contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, or (ii) the failure by the Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement and shall use its reasonable best efforts to prevent or promptly remedy same.

    Section 6.3 RULE 145 AFFILIATES. At least 30 days prior to the Effective Time, the Company shall cause to be delivered to Baxter a letter identifying all Persons who, at the time of the Shareholder Meeting described in Section 3.9, may be deemed to be "affiliates" of the Company for purposes of Rule 145 under the Securities Act (the "Securities Act Affiliates"). The Company shall use its reasonable efforts to cause each person who is identified as a Securities Act Affiliate to deliver to Baxter at least 15 days prior to the Effective Time an agreement substantially in the form of Exhibit 6.3 to this Agreement.

    Section 6.4 NO SOLICITATION. (a) The Company and its Subsidiaries and affiliates will not, and the Company and its Subsidiaries and affiliates will use their reasonable efforts to ensure that their respective officers, directors, employees, investment bankers, attorneys, accountants and other representatives and agents do not, directly or indirectly, initiate, solicit, encourage or participate in, or provide any information to any Person (as defined below) concerning, or take any action to facilitate the making of, any offer or proposal which constitutes or is reasonably likely to lead to any Acquisition Proposal (as defined below) of the Company or any Subsidiary or affiliate or an inquiry with respect thereto. The Company shall, and shall cause its Subsidiaries and affiliates, and their respective officers, directors, employees, investment bankers, attorneys, accountants and other agents to, immediately cease and cause to be terminated all existing activities, discussions and negotiations, if any, with any parties conducted heretofore with respect to any of the foregoing. Notwithstanding the foregoing, the Company may, directly or indirectly, provide access and furnish information concerning its business, properties or assets to any corporation, partnership, person or other entity or group pursuant to an appropriate confidentiality agreement, and may negotiate and participate in discussions and negotiations with such entity or group concerning an Acquisition Proposal and recommend to its shareholders an Acquisition Proposal that the Board of Directors determines in good faith is more favorable to the Company's shareholders than the Merger (x) if such entity or group has submitted a bona fide written proposal to the Board of Directors of the Company relating to any such transaction and (y) if, in the opinion of the Board of Directors of the Company, after consultation with independent legal counsel to the Company (who may be the Company's regularly engaged independent counsel), the failure to provide such information or access or to engage in such discussions or negotiations would be inconsistent with their fiduciary duties under applicable law.

    (b) The Company shall promptly notify Baxter of any such offers, proposals or Acquisition Proposals (including without limitation the terms and conditions thereof and the identity of the Person making it), and will keep Baxter apprised of all developments with respect to any such Acquisition Proposal. For purposes hereof, any material modification of an Acquisition Proposal shall constitute a new Acquisition Proposal.

    (c) As used in this Agreement, "Acquisition Proposal" when used in connection with any Person shall mean any tender or exchange offer involving such Person, any proposal for a merger, consolidation or other business combination involving such Person or any subsidiary of such Person, any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the business or assets of, such Person or any subsidiary of such Person, any proposal or offer with respect to any recapitalization or restructuring with respect to such Person or any subsidiary of such Person or any proposal or offer with respect to any other transaction similar to any of the foregoing with respect to such Person, or any subsidiary of such Person; PROVIDED, HOWEVER, that, as used in this Agreement, the term "Acquisition Proposal" shall not apply to any transaction of the type described in this subsection (c) involving Baxter, Purchaser or their affiliates. As used in this Agreement, "Person" shall mean any corporation, partnership, person or other entity or group (including the Company and its affiliates and representatives, but excluding Baxter or any of its affiliates or representatives).

    Section 6.5 NO WARN ACT ACTIVITIES. From the date hereof through the Closing Date, the Company shall not effectuate i) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company's or the Subsidiaries' business, or ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of the Company's or the Subsidiaries' business without giving all notices required by the WARN Act, or any similar state law or regulation and Seller shall assume all liability for any alleged failure to give such notice and indemnify and hold harmless Baxter and its affiliates for any and all claims asserted under the WARN Act or any similar state law or regulation because of a "plant closing" or a "mass layoff" occurring on or before the Closing Date. For purposes of this Agreement, the Closing Date is the "effective date" for purposes of the WARN Act.

    Section 6.6 TERMINATION OF EMPLOYEE STOCK PURCHASE PLAN. The Company shall suspend indefinitely its Employee Stock Purchase Plan effective as of December 31, 1996, and the Company shall not issue any rights to acquire Company Common Stock under such plan prior to such date.

                                  ARTICLE VII
                       COVENANTS OF BAXTER AND PURCHASER

    Section 7.1  DIRECTORS' AND OFFICERS' INDEMNIFICATION AND INSURANCE.

    (a) Baxter and Purchaser acknowledge that all rights to indemnification or exculpation now existing in favor of the directors, officers, employees and agents of the Company and its Subsidiaries as provided in their respective charters or Bylaws or otherwise in effect as of the date hereof with respect to matters occurring prior to the Effective Time shall survive the Merger and shall continue in full force and effect. After the Effective Time, Baxter shall, or shall cause the Surviving Corporation to, indemnify, defend and hold harmless the present and former officers, directors, employees and agents of the Company and its Subsidiaries (each an "Indemnified Party") against all losses, claims, damages, liabilities, fees and expenses (including reasonable fees and disbursements of counsel and judgments, fines, losses, claims, liabilities and amounts paid in settlement (provided that any such settlement is effected with the prior written consent of Baxter or the Surviving Corporation)) arising out of actions or omissions occurring at or prior to the Effective Time to the full extent permitted under Utah law, the Company's Articles of Incorporation or Bylaws, in each case as in effect at the date hereof, including provisions therein relating to the advancement of expenses incurred in the defense of any action or suit; PROVIDED, that nothing herein shall impair any rights or obligations of any present or former directors or officers of the Company.

    (b) Baxter shall cause the Surviving Corporation to maintain in effect for not fewer than six years from and after the Effective Time the policies of directors' and officers' liability insurance most recently maintained by the Company (provided that Baxter may cause the Surviving Corporation to substitute therefor policies with reputable and financially sound carriers of at least the same coverage and containing terms and conditions no less advantageous as long as such substitution does not result in gaps or lapses in coverage with respect to claims arising from or related to matters occurring prior to the Effective
Time); PROVIDED that in no event shall the Surviving Corporation be required to expend more than an amount per year equal to 150% of the current annual premiums paid by the Company (the "Premium Amount") to maintain or procure insurance coverage pursuant to this Section 7.1(b); PROVIDED, FURTHER, that if the Surviving Corporation is unable to obtain the insurance called for this Section 7.1(b), Baxter shall cause the Surviving Corporation to obtain as much comparable insurance as is available for the Premium Amount per year.

    (c) Baxter shall, or shall cause the Surviving Corporation to, pay all expenses (including reasonable attorneys' fees that may reasonably be incurred by the Indemnified Party in successfully enforcing the rights to which the Indemnified Party is entitled under this Agreement or the Surviving Corporation's Articles of Incorporation or Bylaws or is otherwise entitled.

    (d) In the event the Surviving Corporation, Baxter or any of their successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation and/or Baxter, as the case may be, shall assume its obligations set forth in this Section 7.1.

    Section 7.2 CONTINUATION OF OPERATIONS. Baxter and Purchaser shall for a period of not less than one year from the Effective Date maintain the location of the Company's headquarters at the same location from which the Company conducted its headquarters immediately prior to the Effective Time.

    Section 7.3 NYSE LISTING. Baxter shall use its reasonable efforts to cause the Baxter Shares to be issued in the Merger in accordance with this Agreement to be listed on the NYSE and on each national securities exchange on which shares of Baxter Common Stock may at such time to be admitted for trading or listed, subject to official notice of issuance, prior to the Effective Time.

    Section 7.4 BAXTER PUBLIC INFORMATION. Baxter shall, for a period of at least three years after the Effective Time, file on a timely basis all reports required to be filed pursuant to Section 13 of the Exchange Act, so that current information regarding Baxter is available as contemplated by Rule 144(c), or any successor rule thereto, of the Securities Act

    Section 7.5 EMPLOYEE BENEFITS. Subject to the right of Baxter or the Surviving Corporation to terminate at will any Employees, Baxter shall cause the Surviving Corporation (i) for a period of not less than one (1) year after the Effective Time, to provide during the term of their employment after the Effective Time any individuals employed by the Company immediately before the Merger ("Employees") with salary, wages and other benefits at levels no less favorable in the aggregate than those provided by the Company immediately before the Merger, and (ii) continue the Company's current cash bonus plan (or a substitute plan with substantially similar benefits) through December 31, 1997.

    Section 7.6 THIRD PARTY BENEFICIARIES. The provisions of Section 7.1 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her personal representatives.

    Section 7.7 EMPLOYMENT OFFER. Baxter shall cause the Surviving Corporation to offer employment to the persons specified in Exhibit 9.2(g) attached hereto on the terms specified therein.

                                  ARTICLE VIII
                                MUTUAL COVENANTS

    Section 8.1 ACCESS TO INFORMATION; CONFIDENTIALITY. (a) Between the date of this Agreement and the Effective Time, upon reasonable notice the Company shall (and shall cause each of its Subsidiaries to) (i) give Baxter, its affiliates and their respective officers, employees, accountants, counsel, financing sources and other agents and representatives full access to all plants, offices, warehouses and other facilities and to all contracts, internal reports, data processing files and records, Federal, state, local and foreign tax returns and records, commitments, books, records and affairs of the Company and its Subsidiaries, whether located on the premises of the Company or one of its Subsidiaries or at another location during normal business hours; (ii) furnish promptly to Baxter or its affiliates a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of Federal securities laws or regulations;
(iii) permit Baxter or its affiliates to make such inspections as they may reasonably require; (iv) cause its officers and the officers of its Subsidiaries to furnish Baxter and its affiliates such financial, operating, technical and product data and other information with respect to the business and properties of the Company and its Subsidiaries as Baxter or its affiliates from time to time may request, including without limitation financial statements and schedules; (v) allow Baxter and its affiliates the opportunity to interview such employees, vendors, customers, sales representatives, distributors and other personnel of the Company with the Company's prior written consent, which consent shall not be unreasonably withheld; and (vi) assist and cooperate with Baxter and its affiliates in the development of integration plans for implementation by Baxter and its affiliates and the Surviving Corporation following the Effective Time; PROVIDED, HOWEVER, that no investigation pursuant to this

Section 8.1 shall affect or be deemed to modify any representation or warranty made by the Company herein. Until the Effective Time, materials furnished to Baxter or its affiliates pursuant to this Section 8.1 may be used by Baxter or its affiliates solely for strategic and integration planning purposes relating to accomplishing the transactions contemplated hereby and for compliance with the applicable securities laws.

    (b) Except as otherwise provided below, until the Effective Time, Baxter and Purchaser shall, and shall cause their affiliates, agents and representatives to, keep secret and retain in confidence, and not use for the benefit of any such person or others (other than in connection with this Agreement and the transactions contemplated hereby), any confidential information of the Company which Baxter or Purchaser or other affiliates obtained from the Company pursuant to this Section 8.1. The restrictions on use and disclosure contained herein shall not apply if and to the extent any such information (i) is publicly available or becomes publicly available (through no action or fault of Baxter or Purchaser or other affiliates), (ii) was or is obtained by Baxter or Purchaser or other affiliates from a third party, PROVIDED that to the recipient's knowledge, after reasonable inquiry, such third party was not bound by a contractual, legal or fiduciary obligation of confidentiality to the Company or any other party with respect to such information or material, (iii) was already in the possession of Baxter or Purchaser or other affiliates or known to Baxter, Purchaser or other affiliates prior to being disclosed or provided to them by or on behalf of the Company, PROVIDED, that, to the recipient's knowledge, after reasonable inquiry, the source of such information or material was not bound by a contractual, legal or fiduciary obligation of confidentiality to the Company or any other party with respect thereto, or (iv) is required to be disclosed in a legal proceeding or pursuant to applicable law or the rules or regulations of any national securities exchange or over-the-counter market. In the event that Baxter, Purchaser or its affiliates is requested or required (by oral questions, interrogatories, request for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) to disclose any of the confidential information provided under this Section 8.1, such party shall provide the Company with prompt written notice of any such request or requirement so that the Company may seek a protective order or other appropriate remedy and/ or waive compliance with the provisions of this Section 8.1. If, in the absence of a protective order or other remedy or the receipt of a waiver by the Company, Baxter or Purchaser is nonetheless, based on advice of its outside counsel, legally compelled to disclose the confidential information to any tribunal or else stand liable to contempt or suffer other censure or penalty, such party may, without liability hereunder, disclose to such tribunal only that portion of the confidential information which such counsel advises such party is legally required to be disclosed, provided that such party shall use its reasonable efforts to preserve the confidentiality of the confidential information, including without limitation by cooperating with the Company to obtain an appropriate protective order or other reliable assurance that confidential treatment will be afforded the confidential information by such tribunal. The restrictions on use and disclosure of confidential information under this Section 8.1 shall expire three years from the date hereof.

    Section 8.2 HSR ACT. The Company, Baxter and Purchaser shall take all reasonable actions necessary to file as soon as practicable notifications under the HSR Act and to respond as promptly as practicable to any inquiries received from the Federal Trade Commission and the Antitrust Divisions of the Department of Justice for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any state attorney general or other Governmental Entity in connection with antitrust matters.

    Section 8.3 CONSENTS AND APPROVALS. Each of the Company, Baxter and Purchaser will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to this Agreement and the transactions contemplated hereby (which actions shall include without limitation furnishing all information required under the HSR Act and in connection with approvals of or filings with any other (Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their respective subsidiaries in connection with this Agreement and the transactions contemplated hereby.

Each of the Company, Baxter and Purchaser will, and will cause its respective subsidiaries to, (i) take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party required to be obtained or made by Baxter, Purchaser, the Company or any of their respective subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement and (ii) cooperate in maintaining good business relationships with distributors of the Company products after the date hereof.

    Section 8.4 NOTIFICATION OF CERTAIN MATTERS. The Company will give prompt notice to Baxter or Purchaser, and Baxter and Purchaser will give prompt notice to the Company, of (a) any notice of default received by either of them or any of their subsidiaries subsequent to the date of this Agreement and prior to the Effective Time under any material instrument or material agreement to which either of them, or any of their subsidiaries, is a party or by which either is bound, which default would, if not remedied, result in a Material Adverse Effect or a Baxter Material Effect as the case may be or which would render materially incomplete or untrue any representation made herein, (b) any suit, action or proceeding instituted or, to the knowledge of any of them, threatened against or affecting any of them subsequent to the date of this Agreement and prior to the Effective Time which, if adversely determined, would result in a Baxter Material Adverse Effect or result in a Material Adverse Effect in the Company and its Subsidiaries or which would render materially incorrect any representation made herein and (c) any material breach of the Company's, or Baxter's or Purchaser's, as the case may be, covenants hereunder or the occurrence of any event that is reasonably likely to cause any of its representations and warranties hereunder to become incomplete or untrue in any material respect.

    Section 8.5 BROKERS OR FINDERS. Each of Baxter and the Company represents, as to itself, its subsidiaries and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any brokers' or finders' fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement except J.P. Morgan & Co. Incorporated and William Blair & Company LLC, whose fees and expenses will be paid by Baxter and the Company, respectively, in accordance with the agreements with such firms (copies of which have been delivered by each of the Company and Baxter to the other prior to the date of this Agreement), and each of Baxter and the Company agrees to indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by such party or its affiliates.

    Section 8.6 PUBLICITY. So long as this Agreement is in effect and subject to Section 6.4 hereof, neither the Company, Baxter nor any of their respective affiliates shall issue or cause the publication of any press release or other announcement with respect to the Merger, this Agreement or the other transactions contemplated hereby without the prior consultation of the other party, except as may be required by law or by any listing agreement with a national securities exchange.

    Section 8.7 REGISTRATION STATEMENT. As promptly as practicable, Baxter and the Company shall cooperate and promptly prepare and file with the SEC the Company Proxy Statement, which shall include a summary of the plan of merger contemplated by this Agreement, and Baxter shall prepare and file with the SEC the Registration Statement (collectively, such Company Proxy Statement and Registration Statement, being the "Company Proxy Statement/Prospectus"). Baxter shall use its reasonable efforts, and the Company will cooperate with Baxter, to have the Registration Statement declared effective by the SEC as promptly as practicable. Baxter shall also use its reasonable efforts to take any action required to be taken under state securities or blue sky laws in connection with the issuance of the Baxter Shares pursuant hereto. The Company shall furnish Baxter with all information concerning the Company and the holders of its shares and shall take such other action as Baxter reasonably may request in connection with such Company Proxy Statement/Prospectus and issuance of the Baxter Shares hereunder. Baxter agrees that the Company Proxy Statement/Prospectus and each amendment or supplement thereto at the time of mailing thereof through twenty
(20) business days thereafter, or, in the case of the Registration Statement and each amendment or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by Baxter in reliance upon and in conformity with written information concerning the Company furnished to Baxter by the Company specifically for use in the Company Proxy Statement/Prospectus. The Company agrees that the information provided by it for inclusion in the Company Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof through twenty (20) business days thereafter, or, in the case of information provided by the Company for inclusion in the Registration Statement or any amendment or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by the Company in reliance upon and in conformity with written information concerning Baxter or Purchaser furnished to the Company by Baxter or Purchaser specifically for use in the Company Proxy Statement/Prospectus. Except as otherwise required by law, no amendment or supplement to the Company Proxy Statement/Prospectus will be made by Baxter or the Company without the approval of the other party, which approval will not be unreasonably withheld. Baxter will advise the Company, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of Baxter Shares issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Company Proxy Statement/Prospectus or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

    Section 8.8 ADDITIONAL AGREEMENTS. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using all reasonable efforts to obtain all necessary waivers, consents and approvals in connection with any governmental requirements set forth in
Section 4.4 of the Agreement, to effect all necessary registrations and filings and to obtain all necessary financing. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of Baxter, Purchaser and the Company shall take all such necessary action.

    Section 8.9 TAX-FREE REORGANIZATION. Baxter and the Company shall each use its reasonable efforts to cause the Merger to be treated as a reorganization under Section 368(a) of the Code.

    Section 8.10 PRE-CLOSING ADJUSTMENTS. At or before the Effective Time, the Company shall, consistent with GAAP and in a manner reasonably requested by Baxter and mutually satisfactory to the parties, establish such additional accruals and reserves as may be necessary to conform the Company's accounting reserve practices and methods (including credit loss practices and methods) to those of Baxter (as such practices and methods are to be applied to the Company from and after the Effective Time) and Baxter's plan with respect to the conduct of the Company's business following the Merger and otherwise to reflect Merger-related expenses and costs incurred by the Company, PROVIDED, HOWEVER, that the Company shall not be required to take such action (a) more than five days prior to the Effective Time and (b) unless Baxter agrees that all conditions to Closing set forth in Section 9.2 which can be satisfied prior to the Effective Time have been satisfied or waived, and no accrual or reserve made by the Company or any Company subsidiary pursuant to this Section 8.10, or any litigation or regulatory proceeding arising out of any such accrual or reserve, shall constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred.

                                   ARTICLE IX
                    CONDITIONS TO CONSUMMATION OF THE MERGER

    Section 9.1  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE
MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction or waiver, on or prior to the Effective Time, of the following conditions:

    (a) GOVERNMENTAL APPROVALS. All authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, and Federal, state, local or foreign governmental or regulatory authority necessary for the consummation of the Merger and the transactions contemplated by this Agreement shall have been filed, occurred or been obtained and shall be in effect at the Effective Time.

    (b) LEGAL ACTION. No temporary restraining order, preliminary injunction or permanent injunction or other order precluding, restraining, enjoining, preventing or prohibiting the consummation of the Merger shall have been issued by an Federal, state or foreign court or other governmental or regulatory authority and remain in effect.

    (c) STATUTES. No Federal, state, local or foreign statute, rule or regulation shall have been enacted which prohibits the consummation of the Merger or would make the consummation of the Merger illegal.

    (d) SHAREHOLDER APPROVAL. This Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote of the stockholders of the Company respectively in accordance with and subject to applicable law.

    (e) REGISTRATION STATEMENT. The Registration Statement shall have been declared effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

    (f) LISTING. The Baxter Shares shall have been listed on the New York Stock Exchange ("NYSE"), subject to official notice of issuance.

    Section 9.2 CONDITIONS OF OBLIGATIONS OF BAXTER AND PURCHASER. The obligation of Baxter and Purchaser to effect the Merger is further subject to the satisfaction at or prior to the Effective Time of the following conditions, unless waived by Baxter and Purchaser:

    (a) The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time, as if made of such time.

    (b) The Company shall have performed and complied, in all material respects, with all obligations and covenants required to be performed or complied with by it under this Agreement at or prior to the Effective Time.

    (c) The Company shall have obtained all consents, approvals, authorizations and permits required from third parties and any Governmental Entity (applicable to the Company and its subsidiaries) necessary for the consummation of the transactions by the Company of the transactions contemplated by this Agreement.

    (d) Baxter and Purchaser shall have received from the Company an officer's certificate substantially in the form of Exhibit 9.2(d)(i) attached hereto and a Secretary's certificate substantially in the form of Exhibit 9.2(d)(ii) attached hereto.

    (e) From the date of this Agreement through the Effective Time, no event shall have occurred which shall be reasonably likely to result or shall have resulted in a Material Adverse Effect.

    (f) Baxter and Purchaser shall have received (i) an opinion from Louis M. Haynie, Esq., counsel to the Company, substantially in the form of Exhibit 9.2(f)(i) attached hereto, (ii) an opinion from Ray, Quinney & Nebeker, counsel to the Company, substantially in the form of Exhibit 9.2(f)(ii) and (iii) a letter dated the date hereof from Workman, Nydegger & Seeley, special counsel to the Company, affirming the statements set forth in their opinions previously delivered pursuant to Section 4.21 of the Agreement.

    (g) Gary L. Crocker and those other persons specified in Schedule 9.2(g) attached hereto shall have entered into employment or other agreements for the periods and on such other terms substantially as set forth in Exhibits 9.2(g).A, 9.2(g).B and 9.2(g).C, provided, however that no person listed on Schedule 9.2(g) will be required by Baxter or Purchaser to relocate outside of the State of Utah.

    (h) The parties (other than the Company or its affiliates) to the options listed in Schedule 9.2(h) attached hereto shall have agreed to receive cash payments as calculated by Section 3.1(d) in cancellation of such options in full prior to the Effective Time.

    Section 9.3 CONDITIONS OF OBLIGATIONS OF THE COMPANY. The obligations of the Company to effect the Merger are further subject to the satisfaction at or prior to the Effective Time of the following conditions, unless waived by the
Company:

    (a) The representations and warranties of Baxter and Purchaser set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time, as if made as of such time.

    (b) Baxter and Purchaser shall have performed and complied with, in all material respects, all obligations and covenants required to be performed or complied with by it under this Agreement at or prior to the Effective Time.

    (c) Baxter and Purchaser shall have obtained all consents, approvals, authorizations and permits required from third parties and any Governmental Entity (applicable to Baxter and Purchaser and their subsidiaries) necessary for the consummation of the transactions by Baxter and Purchaser of the transactions contemplated by this Agreement.

    (d) The Company shall have received from Baxter and Purchaser (i) an officer's certificate substantially in the form of Exhibit 9.3(d)(i) attached hereto and (ii) a Secretary's certificate substantially in the form of Exhibit 9.3(d)(ii)

    (e) The Company shall have received an opinion (i) from Jay P. Wertheim, Esq., in-house counsel to Baxter, substantially in the form of Exhibit 9.3(e)(i) attached hereto and (ii) an opinion from Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Baxter and Purchaser substantially in the form of Exhibit 9.3(e)(ii) attached hereto.

    (f) The Company shall have received a written opinion from Ray, Quinney & Nebeker, counsel to the Company, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization under Section 368(a) of the Code.

    (g) From the date of this Agreement through the Effective Time, no event shall have occurred which shall be reasonably likely to result or shall have resulted in a Baxter Material Adverse Effect.

                                   ARTICLE X
                       TERMINATION, AMENDMENT AND WAIVER

    Section 10.1 TERMINATION. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after shareholder approval thereof:

    (a) BY MUTUAL CONSENT. By mutual consent of the Board of Directors of Parent and the Board of Directors of the Company.

    (b) BY BAXTER AND PURCHASER OR THE COMPANY. By either the Board of Directors of Baxter or the Board of Directors of the Company:

        (i) if the Merger shall not have been consummated on or prior to June 30, 1997; PROVIDED, HOWEVER, that the right to terminate this Agreement under Section 10.1(b)(i) shall not be available to any party whose failure to fulfill any material obligation under this Agreement has been the cause of or resulted in, the failure of the Merger to be consummated on or prior to such date; or

        (ii) if a court of competent jurisdiction or other governmental or regulatory authority shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their reasonable efforts to lift), in each case permanently restraining, enjoining, or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable.

    (c)  BY THE COMPANY.  By the Board of Directors of the Company:

        (i) if, prior to June 30, 1997, the Company shall have (A) accepted an Acquisition Proposal in compliance with the terms of Section 6.4 hereof and
    (B) paid or caused to be paid the fees provided for in Section 11.1(b) hereof; or

        (ii) if, prior to the Effective Time, Baxter or Purchaser breaches or fails in any material respect to perform or comply with any of its material covenants and agreements contained herein or breaches its representations and warranties in any material respect.

    (d)  BY BAXTER AND PURCHASER.  By the Board of Directors of Baxter:

        (i) if Baxter or Purchaser is not in material breach of the Agreement and (A) prior to the Effective Time, the Company shall have received an Acquisition Proposal and not rejected such Acquisition Proposal within 20 days of its receipt or the Board of Directors of the Company shall have withdrawn, or modified or changed (including by amendment to the Company Proxy Statement/ Prospectus) in a manner adverse to Baxter or Purchaser its approval or recommendation of the Merger or this Agreement, or shall have recommended an Acquisition Proposal; or (B) prior to the Effective Time, it shall have been publicly disclosed or Baxter or Purchaser shall have learned that any person entity or "group" (as that term is defined in Section 13(d)(3) of the Exchange Act), other than Baxter or its affiliates or any group of which any of them is a member shall have acquired beneficial ownership (determined pursuant to Rule 13d-3 promulgated under the Exchange
    Act) of more than 19.9% of any class or series of shares of the Company (including the Shares), through the acquisition of stock, the formation of a group or otherwise, or shall have been granted an option, right, or warrant, conditional or otherwise, to acquire beneficial ownership of more than 19.9% of any class or series of shares of the Company (including the Shares); or

        (ii) if prior to the Effective Time, the Company breaches or fails in any material respect to perform or comply with any of its material covenants and agreements contained herein or breaches its representations and warranties in any material respect.

    Section 10.2 EFFECT OF TERMINATION AND ABANDONMENT. In the event of termination of this Agreement as provided in Section 10.1 above, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void and there shall be no liability or obligation on the part of Baxter and Purchaser, or any of them, or the Company, or their respective officers, directors or employees, except (a) for fraud or for material breach of this Agreement and (b) as set forth in this Section 10.2, Sections 8.1(b) and 11.1 hereof.

                                   ARTICLE XI
                               GENERAL PROVISIONS

    Section 11.1 FEES AND EXPENSES. (a) Except as contemplated by this Agreement, including Section 11.1(b) hereof, all costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expenses.

    (b) If (i) the Board of Directors of the Company shall terminate this Agreement pursuant to Section 10.1(c)(i) hereof or (ii) the Board of Directors of Baxter shall terminate this Agreement pursuant to either of Section 10.1(d)(i) or 10.1(d)(ii) hereof after receipt by the Company of an Acquisition Proposal, the Company shall pay or cause to be paid to Baxter (concurrently with the termination of this Agreement in the case of termination referred to in
Section 10.1(c)(i) hereof, or the earlier of (i) entering into an agreement to consummate an Acquisition Proposal or (ii) upon consummation of an Acquisition Proposal which existed at the time of termination, in either case within six months of a termination referred to in either of Sections 10(d)(i) or 10(d)(ii) hereof), an amount equal to $7,000,000.

    (c) The Company's payment of a termination fee pursuant to this subsection shall be the sole and exclusive remedy of Baxter and Purchaser against the Company and any of its Subsidiaries and their respective directors, officers, employees, agents, advisors or other representatives with respect to the occurrences giving rise to such payment; provided that this limitation shall not apply in the event of a willful breach of this Agreement by the Company with respect to such occurrence.

    Section 11.2 AMENDMENT AND MODIFICATION. Subject to applicable law, this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the shareholders of the Company contemplated hereby, by written agreement of the parties hereto, by action taken by their respective Boards of Directors, at any time prior to the Effective Time with respect to any of the terms contained herein; PROVIDED, HOWEVER, that after the approval of this Agreement by the shareholders of the Company, no such amendment, modification or supplement shall reduce or change the Merger Consideration.

    Section 11.3 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement shall survive the termination of this Agreement in accordance with Article X or the Effective Time.

    Section 11.4 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given upon personal delivery, facsimile transmission (which is confirmed), telex or delivery by an overnight express courier service (delivery, postage or freight charges prepaid), or on the fourth day following deposit in the United States mail (if sent by registered or certified mail, return receipt requested, delivery, postage or freight charges prepaid), addressed to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    (a) If to Baxter or Purchaser, to:
       c/o Baxter Healthcare Corporation
       17221 Red Hill Avenue
       Irvine, California 92614
       Telecopy No.: (714) 474-6445
       Attention: Jay P. Wertheim, Esq.,
                Vice President, Law

with a copy to:
       Skadden, Arps, Slate, Meagher & Flom LLP
       300 South Grand Avenue, Suite 3400
       Los Angeles, California 90071
       Telecopy No.: (213) 687-5600
       Attention: Joseph J. Giunta, Esq.

    (b) if to the Company, to:
       Research Medical, Inc.
       6864 South 300 West
       Midvale, Utah 84047
       Telecopy No.: (801) 562-1122
       Attention: Gary L. Crocker

with a copy to:
       Ray, Quinney & Nebeker
       79 South Main Street
       Salt Lake City, Utah 84111
       Telecopy No.: (801) 532-7543
       Attention: A.R. Thorup

    Section 11.5 DEFINITIONS; INTERPRETATION. As used in this Agreement, the term "affiliate(s)" shall have the meaning set forth in Rule 12b-2 of the Exchange Act. When a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference shall be to an Article, Section, Exhibit or Schedule to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    Section 11.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

    Section 11.7 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement and the Confidentiality Agreement dated May 7, 1996 by and between Baxter Healthcare Corporation and the Company (including the documents and the instruments referred to herein and therein) (a) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Section 7.6 hereof are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

    Section 11.8 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or to her authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

    Section 11.9 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Utah (without giving effect to the principles of conflicts of law thereof).

    Section 11.10 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Purchaser may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Baxter or to any direct or indirect wholly owned subsidiary of Baxter. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

    IN WITNESS WHEREOF, each of Baxter, Purchaser and the Company has caused this Agreement to be executed on its behalf by its duly authorized officers hereunder all as of the date first above written.

                                BAXTER INTERNATIONAL INC.

                                By:
                                     -------------------------------------------
                                     Name:
                                     Title:

                                BAXTER CVG SERVICES III, INC.

                                By:
                                     -------------------------------------------
                                     Name:
                                     Title:

                                RESEARCH MEDICAL, INC.

                                By:
                                     -------------------------------------------
                                     Name:
                                     Title: